Exhibit 10.2

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of June 16, 2009 (the “Agreement”) is by and among Thermo Funding Company, LLC, a Delaware limited liability company (“Thermo”), Globalstar Holdings, LLC, a Delaware limited liability company (“GH”), Globalstar Satellite, L.P., a Delaware limited partnership (“GS”) and the James Monroe III Revocable Grantor Trust (“Trust”)  (Thermo, GH, GS and Trust, collectively, the “Stockholder”), and Globalstar, Inc., a Delaware corporation (the “Company”).

WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, but excluding options not yet exercised that are exercisable within the next 60 days) 76,405,771 shares of capital stock of the Company (such shares, and any other voting or equity securities of the Company hereafter acquired by the Stockholder prior to the termination of this Agreement, being referred to herein collectively as the “Shares”);

WHEREAS, the Company and certain investors (the “Investors”) in the Company have entered into certain Subscription Agreements, each dated as of June 16, 2009 (collectively, the “Subscription Agreements”), pursuant to which, upon the terms and subject to the conditions thereof, the Investors will purchase up to an aggregate of $55,000,000 of the Company’s 8.00% Convertible Senior Unsecured Notes (the “Notes”) which will be issued pursuant to an Indenture, dated as of April 15, 2008, between the Company and U.S. Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture (the “Supplemental Indenture” and, collectively, the “Indenture”) to be dated the date of the closing of the sale of the Notes (the “Closing Date”);

WHEREAS, the Notes will be convertible into shares of the common stock, $0.0001 par value per share (the “Common Stock”), of the Company, in accordance with the terms of the Notes and the Indenture;

WHEREAS, the Investors will also receive warrants to purchase shares of Common Stock (the “Warrants” and, together with the Notes, the “Securities”);

WHEREAS, in order to comply with Nasdaq Listing Rule 5635(d), the Notes and Warrants cannot be convertible or exercisable for more than 19.9% of the Common Stock outstanding before the issuance thereof until the stockholders of the Company have approved the offering of the Notes and the Warrants (collectively, the “Offering”) in accordance with such rule;

WHEREAS, Section 3.06 of the Supplemental Indenture will require the Company to obtain the approval (the “Stockholder Approval”) by the Company’s stockholders of the issuance of shares of Common Stock upon conversion of the Notes and exercise of the Warrants in accordance with the aforementioned Rule 5635(d) within 90 days of the closing of the sale of the Notes and Warrants; and

WHEREAS, as a condition to the willingness of the Investors and the Company to enter into the Subscription Agreements pursuant to which the Company will sell, and the Investors will purchase, the Notes and the Warrants, the Investors and the Company have required that the Stockholder agree, and in order to induce the Investors and the Company to enter into the Subscription Agreements, the Stockholder is willing to agree, to vote in favor of the Stockholder Approval.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1.  Voting of Shares.

(a)  Voting. The Stockholder covenants and agrees that, until the termination of this Agreement in accordance with the terms hereof, at any meeting of the stockholders of the Company, however called with respect to any of the following, and in any action by written consent of the stockholders of the Company with respect to any of the following, the Stockholder will vote, or cause to be voted, all of its Shares (i) in favor of the Stockholder Approval and any other matter that could reasonably be expected to facilitate the Offering and the conversion or exercise of the Notes and Warrants into or for more than 19.9% of the total Common Stock outstanding before the issuance thereof in compliance with Nasdaq Listing Rule 5635(d), (ii) against any matter that could reasonably be expected to hinder, oppose, impede or delay the Stockholder Approval and the Offering and (iii) against any liquidation or winding up of the Company.

(b)  Irrevocable Proxy.

(i) The Stockholder hereby irrevocably grants to and appoints, and hereby authorizes and empowers, Company, and any individual designated in writing by it, and each of them individually, as the Stockholder’s sole and exclusive proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the Stockholder’s name, place and stead, to vote and exercise all voting and related rights (to the fullest extent that the Stockholder is entitled to do so) with respect to its Shares at any meeting of the stockholders of the Company called, and in every written consent in lieu of such meeting, with respect to any of the matters specified in, and in accordance and consistent with, this Section 1. The Stockholder may vote the Shares on all other matters not contemplated by this Section 1;

(ii) The Stockholder understands and acknowledges that the Investors and the Company are entering into the Subscription Agreements and engaging in the Offering in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) constitutes an inducement for the Investors and the Company to enter into the Subscription Agreements. Except as otherwise provided for herein, the Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof; and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

Upon the execution of this Agreement by the Stockholder, the Stockholder hereby revokes any and all prior proxies or powers of attorney given by the Stockholder with respect to the Shares. The Stockholder acknowledges and agrees that no subsequent proxies with respect to such Shares shall be given, and if given, shall not be effective. All authority conferred herein shall be binding upon and enforceable against any successors or assigns of the Stockholder and any transferees of the Shares. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the Expiration Date (as defined in Section 4).

Section 2.  Transfer of Shares.

(a)  Until the Expiration Date, or unless the transferee agrees to be bound by the terms of this Agreement, the Stockholder covenants and agrees that the Stockholder will not directly or indirectly, (i) sell, assign, transfer (including by merger or operation of law), pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger or operation of law) or other disposition of any Shares.

(b)  The Company shall not recognize the transfer of any Shares in violation of the transfer restrictions set forth in Section 2(a) of this Agreement.

Section 3.  Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Investors and the Company as follows:

(a)  Ownership of Shares. The Stockholder owns of record and beneficially all of the Shares and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever, other than liens under applicable law or as expressly provided in this Agreement. The Stockholder and its affiliates own no equity interest in the Company other than the Shares, except for 200,000 unexercised options granted as director compensation in November 2008. The Stockholder has sole voting power (or shared voting power solely with its affiliates), without restrictions, with respect to all of the Shares.

(b)  Power, Binding Agreement. The Stockholder has the all requisite power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(c)  Restriction on Voting.  The Stockholder shall not convert, sell or transfer any of the Notes purchased in the Offering before the Company has obtained the Stockholder Approval.

Section 4.  Termination. This Agreement shall terminate upon the Expiration Date; provided, however, that no such termination shall relieve any party of liability for a willful breach hereof prior to termination. As used herein, “Expiration Date” shall mean the earlier to occur of (i) the date that the Stockholder Approval is obtained, (ii) the one (1) year anniversary of the date hereof, and (iii) the date the Subscription Agreements between the Company and the Investors are terminated in accordance with the terms thereof.

Section 5.  Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 6.  Additional Documents. The Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Company and the Investors, as the case may be, to carry out the intent of this Agreement.

Section 7.  Miscellaneous.

(a)  Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto and the Investors.

(b)  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(c)  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

(d)  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

(e)  Notices.

All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or electronic mail, or (B) if delivered from outside the United States, by International Federal Express (or other recognized international express courier) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express (or other recognized international express courier), two business days after so mailed, or (iv) if delivered by facsimile or electronic mail, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

if to the Company, to:

Globalstar, Inc.

461 South Milpitas Blvd.

Milpitas, California 95035

Fax: 408-933-4949
Attn: Chief Financial Officer

With a copy to:

Taft Stettinius & Hollister LLP

425 Walnut Street, Suite 1800

Cincinnati, OH 45202

Fax: (513) 381-0205
Attn: Arthur McMahon, Esq.

if to the Stockholder, at its address as shown on the books of the Company.

(f)   Assignment. This Agreement shall not be assigned by operation of law or otherwise.

(g)  Legal Counsel. Stockholder acknowledges that it has been advised to, and has had the opportunity to consult with its legal counsel prior to entering into this Agreement.

(h)  Submission to Jurisdiction. Each of the parties to this Agreement (i) submits to the jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7(e). Nothing in this Section 7(h), however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(i)  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE COMPANY OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

(j)            Attorneys’ Fees.  In the event of any legal action or proceeding to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, whether or not the proceeding results in a final judgment.

(k)           Investors as Third Party Beneficiaries.  The Company and the Stockholder each acknowledges that the Investors are entering into the Subscription Agreements in reliance upon this Agreement.  Accordingly, each of the Investors shall be deemed to be a third party beneficiary of this Agreement (including this Section 7(k)) entitled to the rights and benefits hereof.   The Company will use its best efforts at its own expense to ensure that the Stockholder votes or consents in favor of the Stockholder Approval and otherwise complies the terms of this Agreement, including pursuing all rights and remedies permitted under this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

GLOBALSTAR, INC.

BY:	/s/ Fuad Ahmad

Name:	Fuad Ahmad

Title:	Senior Vice President & CFO

THERMO FUNDING COMPANY LLC

By:	/s/ James Monroe III

Name:	James Monroe III

Title:	Manager

GLOBALSTAR HOLDINGS, LLC

By:	/s/ James Monroe III

Name:	James Monroe III

Title:	Manager

GLOBALSTAR SATELLITE, L.P.

By:	/s/ James Monroe III

Name:	James Monroe III

Title:	President, General Partner

JAMES MONROE III REVOCABLE GRANTOR TRUST

By:	/s/ James Monroe III

Name:	James Monroe III

Title:	Trustee

Witnessed as of the date set forth above:

By:

Name:

Title: